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                                                                    Exhibit 99.1


                                                                    NEWS RELEASE

CRESTLINE CAPITAL ANNOUNCES ACQUISITION OF 74% INTEREST IN
11 RESIDENCE INN BY MARRIOTT HOTELS FOR $89 MILLION

     BETHESDA, MD, March 30, 1999--Crestline Capital Corporation (NYSE:CLJ) announced today that it has acquired a 74% limited partnership interest in the Marriott Residence Inn USA Limited Partnership for $34.4 million. The total consideration for this acquisition is $89 million including the consolidation of $54.6 million in debt. The Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA) is expected to be approximately $13 million on a full-year basis.

     This partnership owns a diversified portfolio of 11 Residence Inn by Marriott properties located in eight states. The properties average nine years in age and enjoy stabilized operations under strong management by Marriott International. Residence Inn by Marriott is the most recognized extended-stay brand in the lodging industry and should continue to out-perform the competition for the foreseeable future.

     Bruce D. Wardinski, Chairman of the Board, President and CEO stated, "We are very excited about executing our first significant acquisition as a new company. This acquisition exemplifies our investment flexibility as a C-corporation. We are an opportunistic real estate company that will continue to pursue attractive growth opportunities in a variety of forms."

     Steven J. Fairbanks, Executive Vice President, Lodging and Senior Living Investments, added, "We purchased this portfolio from a private Japanese partner at a very attractive price. The first year cash on cash return is expected to be approximately
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20% and the acquisition is expected to add $.04 per share on a full year basis.
We are currently pursuing additional transactions with other Japanese investors."

     Crestline Capital Corporation is the largest and best capitalized independent hotel leasing company and is the owner of one of the premier portfolios of senior living communities in the country. For further information on Crestline Capital Corporation, please visit the Company's web site at www.crestlinecapital.com.
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     Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the Company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include: (i) national and local economic and business conditions or governmental regulations that will affect demand, prices, wages or other costs for hotels and senior living communities;
(ii) the level of rates and occupancy that can be achieved by such properties;
(iii) the Company's ability to compete effectively in areas such as access, location, quality of properties and rate structures; (iv) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements; (v) the availability and terms of financing;
(vi) governmental actions and initiatives including tax law changes that may eliminate the need for a lease structure by lodging and senior living REITs;
(vii) changes to the public
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pay systems for medical care and the need for compliance with environmental licensure and safety requirements; and (viii) the effect on the Company of the Year 2000 issue. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, it can give no assurance that its expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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